Exhibit 10.27

Stonegate Mortgage Corporation

Annual Incentive Plan

1. Purpose of the Plan.

The purpose of the Stonegate Mortgage Corporation Annual Incentive Plan (the “Plan”) is to promote the growth and financial success of Stonegate Mortgage Corporation (the “Company”) by implementing a performance-based incentive plan that will motivate and reward Participants for the achievement of the Company’s annual business strategies and goals. The Plan is further intended to provide the Company with the ability to attract and retain the services of employees by providing market-competitive incentive award opportunities. The Plan serves as an additional component of the total compensation package for eligible employees.

2. Definitions.

As used in this document, the following definitions apply.

(a) “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b) “Award” shall mean an incentive award granted to a Participant in writing and in accordance with this Plan.

(c) “Base Salary” shall mean a Participant’s base salary in effect as of the last day of the Performance Period.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Bonus” means a payment determined and adjusted in accordance with Section 5.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Company” shall mean Stonegate Mortgage Corporation.

(h) “Disability” has the meaning ascribed to it in the Company’s long-term disability plan.

(i) “Employee” shall mean any person employed by the Company or any Affiliate.

(j) “Participant” shall mean any Employee who receives an Award pursuant to the Plan.

(k) “Performance Goals” shall mean one or more performance goals established by the Company for each Award and which shall serve as the basis for the calculation of Bonus payment amounts and which may include, without limitation, objective and subjective measures such as financial and/or operational measures, and individual performance.

(l) “Performance Period” means a one year period, beginning January 1 and ending December 31.

(m) “Plan” shall mean this Stonegate Mortgage Corporation Annual Incentive Plan.

3. Eligibility.

All active full-time and part-time regular Employees are eligible to participate in the Plan, with the exception of temporary employees, contractors, and employees who participate in another Company-sponsored incentive plan or commission plan as determined by the Company and any Employee who is a “Loan Originator” as defined in Regulation 2 under the Truth in Lending Act.

4. Selection and Granting of Annual Awards.

Each year, the Chief Executive Officer will recommend to the Board Employees who the Chief Executive Officer desires to participate in this Plan. In order to become a Participant in the Plan, the Employee must be selected as a Participant by the Board and the Employee must be granted an Award.

At the time of grant of each Award, the Company shall establish for each Award the maximum Bonus for each Award based on a percentage of the Participant’s Base Salary and Performance Goal(s) at which the Bonus for each Award shall be earned for the Performance Period. If any event occurs during the Performance Period that requires changes to preserve the incentive features of the Plan and/or any Award, the Company may make adjustments in the Performance Goal(s) and the Award to the extent the changes are consistent with changes resulting from the event.

Participant’s whose participation begins after the start of a Performance Period will be eligible for a prorated Award based on the number of days in the Performance Period the Participant participated in the Plan.

5. Determination of Bonus.

A Participant shall not earn a Bonus payment and no payment shall be made until the Company determines that the Performance Goal(s) have been obtained for the relevant Award for the Performance Period and that the other terms for the relevant Award have been satisfied for the Performance Period. The Company shall determine in its sole discretion whether a Bonus payment has been earned and, if so, the amount of the Bonus payment, and the determination by the Company shall be final and binding on each Participant, absent fraud or manifest error.

6. Payment of Bonus.

The Bonus payment (if any) relating to the Performance Period shall be paid no later than two and one-half months after the end of the Performance Period and shall be paid in a lump sum. The Company will deduct from all payments under this Plan any and all taxes determined by the Company as required by law to be withheld from such payments.

7. Cessation of Employment Prior to Payment of Bonus.

Subject to the terms of any employment agreement with a Participant, if at any time prior to the date of payment of a Bonus, the Participant ceases to be employed by the Company or one of its Affiliates, the Award shall be forfeited in its entirety; provided, however, in the event of a

Participant’s death or Disability payment of a Bonus shall be prorated based on time of employment during the Performance Period and achievement of Performance Goal(s).

8. Administration of the Plan.

(a) Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Board shall have sole and complete authority and discretion (i) to approve Participants and grant Awards, (ii) to determine the content of Awards to be issued under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan. The Board shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Board shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Board without a meeting, shall be deemed the action of the Board.

(b) All decisions, determinations and interpretations of the Board shall be final and conclusive on all persons affected thereby.

(c) No member of the Board or any committee thereof shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in his or her capacity as a member of the Board or any committee thereof for any mistake of judgment made in good faith.

(d) In addition to such other rights of indemnification as they may have, the members of the Board shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company’s governing instruments with respect to the indemnification of Directors.

9. Miscellaneous.

(a) Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

(b) The Plan Effective Date is January 1, 2013.

(c) The Plan shall commence on January 1, 2013, and shall remain in effect until the Board terminates or amends the Plan pursuant to this Section. At its sole discretion, the Board may at anytime and from time to time amend the terms of the Plan and suspend or terminate the Plan.

(d) Participants should consult their tax advisors regarding applicable taxes associated with Plan Payouts. The Plan and all Awards made under the Plan are intended to be exempt from Section 409A of the Code (“Section 409A”) and shall be interpreted, administered and construed to comply with and preserve such exemption, and the Board shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and an Award, the Plan shall govern. Without limiting the foregoing, if and to the extent that any Award is determined to constitute “deferred compensation” subject to Section 409A, any payment to be made with respect to such Award to a Participant who is a “specified employee” (within the meaning of Section 409A) in connection with the Participant’s

“separation from service” (within the meaning of Section 409A) shall be delayed until six months after the Participant’s separation from service (or earlier death) to the extent required by Section 409A.

(e) In no event shall an Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee, or any other party to continue service with the Company or any Affiliate and shall not be construed to create a contract of employment. No Employee shall have a right to be granted an Award or, having received an Award, the right to be granted a subsequent Award.

(f) The Company’s Recoupment Policy, of any, as may be amended from time to time, shall apply to the Plan to the extent that the Participant is covered by such policy. If the Participant is covered by such policy, the policy may apply to recoup any Bonus paid either before, on, or after the date on which the Participant becomes subject to such policy.

(g) The Company makes no representation or warranty as to the value or future value of any Awards granted pursuant to this Plan, or as to any intention or design of this Plan. Eligibility to participate in the Plan does not guarantee the payment of any Bonus payment.

(h) The Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Indiana, without giving effect to the principles of conflict of law thereof.

(i) Notwithstanding any other provision of the Plan, the Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Company, any Affiliate, any Participant, or any other persons. The Plan is intended to be unfunded for purposes of the Code and the Employee Retirement Income Security Act of 1974, each as now in effect or as amended from time to time. The right of Participants to Bonus payments is strictly a right of payment, and the Plan does not grant nor shall it be deemed to grant Participants or any other person any interest in or right to any of the funds, property, or assets of the Company or any Affiliate, other than as an unsecured general creditor of the Company or any Subsidiary.

(j) The obligations of the Company to pay Bonus payments shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.